Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES IT HAS SECURED A $5 MILLION FINANCING AGREEMENT IN CONJUNCTION WITH THE SALE OF FOUNDER’S MAJORITY OWNERSHIP

HERNDON, June 29, 2018 – Learning Tree International, Inc. (OTCQX: LTRE) announced today, one of its founders, Dr. David C. Collins, and his wife, Mrs. Mary C. Collins, have entered into a definitive Securities Purchase Agreement selling their 7,495,332 shares of Learning Tree International, Inc. for $7,495,332 or $1.00 per share (which collectively represents approximately 58% of the outstanding shares of common stock of the Company) to The Kevin Ross Gruneich Legacy Trust (the “Trust”). The Company became a party to the Purchase Agreement for the limited purposes of providing certain disclosures to and post-transaction director nomination rights for the Trust.

In conjunction with the Trust’s purchase of the Collins’ shares, the Company has entered into the Line of Credit Agreement with the Trust that provides the Company with access to borrow up to $5.0 million at a fixed interest rate of 5% per annum. The principal amount of sums that are borrowed by the Company from the Trust under the Credit Agreement may be converted by the Trust into shares of Common Stock at any time during the 10-year term of the agreement at a conversion price of $1.00 per share. The Company has received an initial advance under the Credit Agreement in the amount of $2.0 million. This financing is in addition to the existing financing and security agreement with Action Capital Corporation that provides the Company with access to borrow up to $3.0 million. To date, we have not borrowed any funds under this other financing and security agreement. “With the immediate infusion of $2.0 million and credit lines for up to an additional $6.0 million, we have gained access to additional capital resources needed to focus on our goal of becoming the premier global provider of workforce development solutions related to technology and business,” stated Mr. Richard Spires, CEO of Learning Tree International.

As part of the sale of the Collins’ holdings, Dr. David C. Collins and Mrs. Mary C. Collins have resigned as directors on the Company’s Board of Directors as well their other positions with the Company and its subsidiaries. The Company’s Board of Directors has appointed Mr. Kevin Gruneich to fill the Class III director vacancy and has also appointed Mr. Gruneich to serve as the Chairman of the Board. Mr. Gruneich currently serves on the Board of The University of Iowa Center for Advancement and on its Investment Committee, as well as on the Advisory Board for Spy Hop Productions, a leading youth media arts program.  Mr. Gruneich served as a Director of Questar Assessment beginning in 2008 until its sale to ETS (Educational Testing Service) in 2017. From 1996 to 2004, Mr. Gruneich worked for The Bear Stearns Companies in New York serving in the following positions: Senior Managing Director, Senior Publishing/Information Analyst and Co-Head of the Global Media Research Group. Prior to 1996, Mr. Gruneich served as Managing Director and Senior Publishing/Information Analyst at First Boston since 1982. Mr. Gruneich was named to Institutional Investor Magazine’s All America Research Team for 20 consecutive years. Mr. Gruneich holds a B.S. in Finance and Industrial Relations with a minor in Political Science from The University of Iowa and an MBA from The Wharton School, University of Pennsylvania. “I am pleased that Kevin Gruneich, a highly successful and experienced businessman and a current investor in the Company, has made a significant investment in Learning Tree International through the Trust, and we look forward to having him on our Board of Directors in his new role as our Chairman. He will bring relevant expertise and experience to support the Company and I look forward to working with him,” stated Mr. Spires.

“I look forward to working with the entire team at Learning Tree in the years ahead and believe in its potential, enhanced by a new capital structure, that will enable the company to broaden its global reach. Learning Tree is well-positioned to efficiently deliver current as well as new course content and configurations, allowing its customers to exceed their training objectives in a fast-changing work environment.” stated Mr. Gruneich.

Learning Tree will file a Current Report on Form 8-K that provides more detail of the terms of the Credit Agreement, the Purchase Agreement and other matters and events relating to these agreements and the transactions contemplated by such agreements. This Form 8-K when filed, can be found on our website (https://www.learningtree.com/investor) or will be on file with the Securities and Exchange Commission (“SEC”) which is available at the SEC's Internet site (http://www.sec.gov).

About Learning Tree International, Inc.

Learning Tree International is a trusted, global partner delivering mission-critical IT training and certifications, as well as the communication and critical thinking skills necessary to effectively deploy and deliver major IT initiatives. Over 2.5 million IT & business professionals around the world have enhanced their skills through Learning Tree's extensive library of proprietary and partner content.

Today, Learning Tree offers an expanded training portfolio, including Agile, cyber security, cloud computing, program/project management, web development, operating systems, networking, leadership, and more. Attendees enjoy award-winning content that goes beyond the classroom with customized blended learning solutions featuring instructor-led, on-demand, and live, online training through Learning Tree AnyWare®, a modern technology platform that delivers an immersive, virtual learning experience.

We go beyond training with Workforce Optimization Solutions — a modern approach that improves the adoption of skills and accelerates the implementation of technical and business processes required to improve IT service delivery. These services include: needs assessments, skill gaps analyses, blended delivery, and acceleration workshops delivered by our expert instructors — working professionals with 15+ years of experience in the fields in which they teach.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: our ability to continue as a going concern; our ability to obtain additional liquidity in amounts and on terms acceptable to the Company; our ability to reverse our trend of declining year over year revenues and negative cash flows from operations, and to maintain sufficient liquidity; our ability to successfully implement our new strategies including achieving our cost reduction goals; our ability to identify and execute upon strategic options for the Company; competition; international operations, including currency fluctuations; attracting and retaining qualified personnel; intellectual property, including having to defend potential infringement claims; implementation of partnerships with third party providers of courses and or course material; efficient delivery and scheduling of Learning Tree's courses; technology development and new technology introduction; risks associated with the timely development, introduction, and customer acceptance of our courses and other products; risks associated with a majority of our outstanding common stock being beneficially owned by our chairman and his spouse; risks associated with maintaining cyber security; changing economic and market conditions; and adverse weather conditions, strikes, acts of war or terrorism and other external events. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2017 Annual Report on Form 10-K (“Form 10-K”), those risks in Item 1A, “Risk Factors”, as well as in its other filings with the SEC. Please read the Form 10-K, including the Risk Factors included therein, which is filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International announces it has secured a $5.0 million financing agreement. and sale by the Founder of Majority Ownership of the Company.